Exhibit  23.1

INDEPENDENT  AUDITORS'  CONSENT

We consent to the inclusion in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Concurrent Computer Corporation dated January 10, 2000 of our reports dated November 26, 1999 insofar as such reports relate to the financial statements of Vivid Technology, Inc. for the years ended December 31, 1998 and 1997.


/S/ Bergey,  Yoder,  Sweeney,  Witter  &  Roland,  P.C.
Telford,  PA
January  7,  2000


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